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                                                                                      Exhibit 21
                                                                                      ----------
  SUBSIDIARIES OF REGISTRANT (at June 30, 1998)
  ---------------------------------------------
                                                                       PERCENTAGE OF VOTING
                                              JURISDICTION             SECURITIES OWNED
                                              IN WHICH                 -------------------------------
  NAME                                        ORGANIZED                BY REGISTRANT    BY AFFILIATE
  ====================================================================================================
  DIMON International Tabak B.V.               (A) The Netherlands     100.00%

  DIMON International A.G.                     (A) Switzerland         100.00%              (B)

  Intabex Netherlands B.V.                     (A) The Netherlands     100.00%

  DIMON Do Brasil Tabacos Ltda.                (A) Brazil              100.00%              (C)

  Contentnea, Inc.                             (A) Delaware            100.00%

  Kin-Farm, Inc.                               (A) North Carolina      100.00%              (D)

  Intabex Holdings Worldwide S.A.              (A) Luxembourg          100.00%

  Olima Holdings AG                            (A) Switzerland         100.00%              (B)

  DIMON International Tabak AG (S.A. Ltd.)     (A) Switzerland         100.00%              (F)

  Compania de Filipinas S.A.                   (A) Spain               100.00%              (E)

  DIMON Exportadora de Fumos Ltda.             (A) Brazil               50.00%              (G)


  (A)  Included in the Consolidated Financial Statements
  (B)  Owned by DIMON International, Tabak B.V.
  (C)  Owned by Intabex Netherlands B.V.
  (D)  Owned by Contentnea, Inc.
  (E)  Owned by Intabex Holdings Worldwide S.A.
  (F)  Owned by Olima Holdings AG
  (G)  Owned by Compania de Filipinas S.A.

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